Exhibit 10

Execution Version

MASTER TERMS AND CONDITIONS FOR PREPAID VARIABLE SHARE FORWARD TRANSACTIONS
BETWEEN CITIGROUP GLOBAL MARKETS INC. AND CACTUS HOLDING COMPANY, LLC

The purpose of this Master Terms and Conditions for Prepaid Variable Share Forward Transactions (the “Master Confirmation”), dated as of October 30, 2015, is to set forth certain terms and conditions for one or more prepaid variable share forward transactions that Cactus Holding Company, LLC (“Counterparty”) will enter into with Citigroup Global Markets Inc. (“CGMI”) from time to time.  Each such transaction (a “Transaction”) entered into between CGMI and Counterparty that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Counterparty and CGMI mutually agree.  This Master Confirmation and a Supplemental Confirmation together shall constitute a “Confirmation” as referred to in the Agreement specified below.

1.           The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation.

This Master Confirmation and a Supplemental Confirmation evidence a complete binding agreement between CGMI and Counterparty as to the terms of the Transaction to which this Master Confirmation and such Supplemental Confirmation relate.  This Master Confirmation and each Supplemental Confirmation form a part of, and are subject to an agreement in the form of the ISDA 2002 Master Agreement, as published by ISDA, as if CGMI and Counterparty had executed that agreement on the date hereof (without any Schedule but with the elections set forth herein, the “Agreement”).  All provisions contained in the Agreement govern this Master Confirmation and each Supplemental Confirmation except as expressly modified herein or in the related Supplemental Confirmation.  For the avoidance of doubt, the Transactions under this Master Confirmation shall be the only transactions under the Agreement and shall not be subject to any other (existing or deemed) master agreement to which CGMI and Counterparty are parties.

THIS MASTER CONFIRMATION, EACH SUPPLEMENTAL CONFIRMATION AND THE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.  THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

If, in relation to any Transaction to which this Master Confirmation and a Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation, the Pledge Agreement (as defined below) and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated:  (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Pledge Agreement; (iv) the Equity Definitions; and (v) the Agreement.

Each party will make each payment specified in this Master Confirmation or a Supplemental Confirmation as being payable by such party, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

This Master Confirmation and the Agreement, together with the Supplemental Confirmation relating to a Transaction, shall constitute the written agreement between Counterparty and CGMI with respect to such Transaction.

2.           Set forth below are the general terms and conditions related to the prepaid variable share forward transactions which, together with the terms and conditions set forth in the Supplemental Confirmation (in respect of the related Transaction), shall govern such Transaction.

General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Seller:	Counterparty.

Buyer:	CGMI.

Shares:	The Class A common stock, par value $0.01 per share, of Swift Transportation Company (the “Issuer”).

Components:
Each Transaction shall be divided into individual Components, each with the terms set forth in this Master Confirmation and the related Supplemental Confirmation, and in particular with the Number of Shares and Scheduled Valuation Dates set forth in the related Supplemental Confirmation.  The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Number of Shares:	For each Component, as set forth in the related Supplemental Confirmation.

Prepayment:	Applicable, as set forth in the related Supplemental Confirmation.

Variable Obligation:	Applicable.

Forward Floor Price:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Cap Price:	For each Transaction, as set forth in the related Supplemental Confirmation.

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Valuation:

In respect of any Component:

Valuation Dates:
As set forth in the related Supplemental Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already a Valuation Date for another Component under any Transaction); provided that, if that date is a Disrupted Day, the Valuation Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and that is not or is not deemed to be a Valuation Date in respect of any other Component under any Transaction; provided, further, that if the Valuation Date for any Component has not occurred pursuant to the preceding proviso as of the Final Disruption Date for such Transaction, the Final Disruption Date shall be the Valuation Date for such Component (irrespective of whether such day is a Valuation Date in respect of any other Component) and the Settlement Price for the Final Disruption Date shall be determined by the Calculation Agent in a commercially reasonable manner.  Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Valuation Date, the Calculation Agent may determine that such Valuation Date is a Disrupted Day only in part, in which case (i) the Calculation Agent shall make adjustments to the Number of Shares for the relevant Component for which such day shall be the Valuation Date and shall designate the Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Valuation Date for the remaining Shares for such Component, and (ii) the Settlement Price for such Disrupted Day shall be determined by the Calculation Agent based on transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event on such day.  Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Final Disruption Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Market Disruption Event:
The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by replacing the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time” with the words “at any time on any Scheduled Trading Day that otherwise would be a Valuation Date” and replacing the words “(iii) an Early Closure” with “(iii) an Early Closure that the Calculation Agent determines is material”.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

In respect of any Component:

Settlement Method Election:
Applicable; provided that (i) if CGMI wishes to elect that Cash Settlement apply to some Components and Physical Settlement apply to the other Components, it shall notify Counterparty of the number of Components to which Cash Settlement shall apply and whether Cash Settlement shall apply to (a) that number of consecutive Components starting with the first Component or (b) that number of consecutive Components ending with the last Component and (ii) CGMI shall be entitled to elect Physical Settlement for any Component only if Counterparty shall have agreed in writing to Physical Settlement (which agreement shall be deemed an election by Counterparty hereunder) and the “Conditions to Physical Settlement” below are satisfied or waived by CGMI prior to the first Scheduled Valuation Date of any Component of such Transaction to which Physical Settlement is applicable (and, if such conditions are not satisfied or waived, Cash Settlement shall apply notwithstanding any election by CGMI).

Electing Party:	CGMI.

Settlement Method Election Date:	For each Transaction and for all Components of such Transaction, the date that is twenty Scheduled Trading Days before the first Scheduled Valuation Date of any Component of such Transaction.

Default Settlement Method:	Cash Settlement.

Conditions to Physical Settlement:
CGMI shall not be entitled to elect Physical Settlement in whole or in part unless Counterparty shall (i) have agreed in writing to Physical Settlement (which agreement shall be deemed an election by Counterparty hereunder) and (ii) have caused each of the following conditions to be satisfied or CGMI has waived such conditions:

(a)              a registration statement (the “Registration Statement”) covering public resale of the maximum number of Shares deliverable under each Component of the relevant Transaction to which Physical Settlement is applicable (the “Registered Settlement Shares”) shall have been filed by the Issuer with the Securities and Exchange Commission under the Securities Act (as defined below) and shall have been declared or otherwise become effective prior to the first Scheduled Valuation Date of any Component of such Transaction to which Physical Settlement is applicable, and no stop order shall be in effect with respect to the Registration Statement; a printed prospectus relating to the Registered Settlement Shares (including any prospectus supplement thereto, the “Prospectus”) shall have been delivered to CGMI (and/or its designated affiliate), in such quantities as CGMI (and/or its designated affiliate) shall reasonably have requested;

(b)              the form and content of the Registration Statement and the Prospectus (including, without limitation, any sections describing the plan of distribution) shall have been satisfactory to CGMI (and/or its designated affiliate);

(c)              CGMI (and/or its designated affiliate) and its agents shall have been afforded a reasonable opportunity to conduct a due diligence investigation with respect to Issuer customary in scope for underwritten offerings of equity securities and the results of such investigation shall have been satisfactory to CGMI (and/or its designated affiliate), in its discretion; and

(d)              an agreement (the “Registration Agreement”) shall have been entered into with CGMI (and/or its designated affiliate) in connection with the public resale of the Registered Settlement Shares by CGMI (and/or its designated affiliate) in form and substance satisfactory to CGMI (and/or its designated affiliate), which Registration Agreement shall include, without limitation, provisions relating to the indemnification of, and contribution in connection with the liability of, CGMI and its affiliates, the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and the payment of expenses and underwriting fees.

Settlement Currency:	USD (as defined in the 2006 ISDA Definitions).

Settlement Price:
The volume-weighted average price per Share on the New York Stock Exchange on the relevant Valuation Date, as reasonably determined by the Calculation Agent by reference to the Bloomberg Page “SWFT.N <equity> AQR_SEC <Go>” (or any successor page thereto); provided that, if such price is not so reported for any reason or is, in the Calculation Agent’s reasonable discretion, erroneous, the Settlement Price shall be determined by the Calculation Agent in good faith and a commercially reasonable manner.

Settlement Date:
The date that is one Settlement Cycle immediately following the Valuation Date for such Component (or, if such date is not a Clearance System Business Day, the next following Clearance System Business Day).

Cash Settlement Payment Date:	The date that is one Settlement Cycle immediately following the Valuation Date for such Component (or, if such date is not a Currency Business Day, the immediately following Currency Business Day).

Share Adjustments:

In respect of any Component:

Method of Adjustment:
Calculation Agent Adjustment; provided that the following events shall not be considered to have a diluting or concentrative effect on the theoretical value of the relevant Shares: (i) an offering of Shares by the Issuer for cash, in an underwritten transaction approved by the Issuer’s board of directors or an appropriate committee thereof, at or near the market trading price for the Shares as of the time of such offering;  (ii) the acquisition of any equity interest in or assets of a business by the Issuer or a subsidiary of the Issuer, in a transaction approved by the Issuer’s board of directors or an appropriate committee thereof, in which the consideration paid by the Issuer in connection with such acquisition consists of, in whole or in part, the Shares; and (iii) the redemption of Swift Services Holdings, Inc.’s 10.000% Senior Second Priority Secured Notes due 2018 (the “Notes”) pursuant to Article 3 of the Indenture dated as of December 21, 2010 governing such Notes as of the Trade Date.

Dividend Adjustments:
If at any time during the period from, but excluding, the Trade Date to, and including, a Valuation Date, an ex-dividend date for a dividend or distribution occurs with respect to the Shares (whether cash or non-cash and including any spin-off or other similar transaction) (a “Relevant Distribution”), then, except as provided in the next sentence, the Calculation Agent will adjust one or more of the Forward Floor Price, the Forward Cap Price, the Number of Shares or any other variable relevant to the valuation, settlement, payment or other terms of such Component to reflect the impact of such dividend or distribution on the theoretical value of such Component.  In the case of a Relevant Distribution that the Calculation Agent determines is an ordinary, quarterly cash dividend, Counterparty may elect, by written notice to CGMI no later than the fifth Scheduled Trading Day immediately preceding the ex-dividend date for such Relevant Distribution, that, in lieu of the adjustment provided in the preceding sentence, Counterparty shall pay CGMI, on the date such Relevant Distribution is paid by the Issuer, an amount equal to the amount of such Relevant Distribution multiplied by the aggregate Number of Shares underlying each Transaction on the relevant ex-dividend date.

Extraordinary Events:

New Shares:
In the definition of New Shares in Section 12.1(i) of the Equity Definitions, (i) the text in clause (i) thereof shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors),” and (ii) the following phrase shall be inserted at the end thereof: “and (iii) in the case of a Merger Event, of an entity or person that is a corporation organized under the laws of the United States, any State thereof or the District of Columbia”.

Announcement Event:
If an Announcement Date occurs in respect of any event or transaction that would, if consummated, lead to a Merger Event (for the avoidance of doubt, determined without regard to the language in the definition of “Merger Event” following the definition of “Reverse Merger” therein) or a Tender Offer (such occurrence, an “Announcement Event”), as determined by the Calculation Agent, then the “Consequences of Announcement Event” set forth below shall apply in respect of such Announcement Event.

Announcement Date:
The definition of “Announcement Date” in Section 12.1(l) of the Equity Definitions is hereby amended by (i) replacing the words “a firm” with the word “any” in the second and fourth lines thereof, (ii) replacing the word “leads to the” with the words “would, if consummated, lead to a” in the third and the fifth lines thereof, (iii) replacing the words “voting shares” with the word “Shares” in the fifth line thereof, (iv) inserting the words “by any entity” after the word “announcement” in the second and the fourth lines thereof and (v) inserting the words “, as determined by the Calculation Agent, or any subsequent public announcement of a change to such transaction or intention” at the end of each of clauses (i) and (ii) thereof.

Consequences of Announcement Event:
With respect to any Announcement Event, the Calculation Agent will determine the economic effect of such Announcement Event on the theoretical value of each Component of the Transaction (including without limitation any change in volatility, expected dividends or liquidity relevant to the Shares or to the Transaction) from the Announcement Date to the Valuation Date or earlier date of termination for such Component and, if such economic effect is material, (i) the Calculation Agent will adjust the terms of such Component to reflect such economic effect to CGMI and determine the effective date of such adjustment or (ii) if the Calculation Agent determines, on or after the Announcement Date, that no adjustment it could make under clause (i) above is likely to produce a commercially reasonable result, notify the parties that such Component of the Transaction will be terminated, in which case the amount payable upon such termination will be determined by CGMI pursuant to the terms of this Master Confirmation as if such Announcement Event were an Extraordinary Event to which Cancellation and Payment were applicable.  For the avoidance of doubt, any such adjustment shall be without prejudice to the application of the provisions set forth in the preceding sentence, “Consequences of Merger Events” and/or “Consequences of Tender Offers” with respect to any other Announcement Date in respect of the same event or transaction, or, if the related Merger Date or Tender Offer Date occurs on or prior to the Valuation Date or earlier date of termination for such Component, with respect to the related Merger Event or Tender Offer; provided that any such adjustment shall be taken into account by the Calculation Agent or the Determining Party, as the case may be, in determining any subsequent adjustment to the terms of the Transaction, or in subsequently determining any Cancellation Amount or an Early Termination Amount, as the case may be, on account of any related Announcement Date, Merger Event or Tender Offer.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment.

(b) Share-for-Other:	Cancellation and Payment.

(c) Share-for-Combined:	Component Adjustment.

Tender Offer:
Applicable; provided, however, that the definitions of “Tender Offer” and “Tender Offer Date” in Section 12.1 of the Equity Definitions are each hereby amended by replacing the words “voting shares” with the word “Shares”.

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment.

(b) Share-for-Other:	Cancellation and Payment.

(c) Share-for-Combined:	Component Adjustment.

Composition of Combined Consideration:
Not Applicable; provided that, notwithstanding Sections 12.1 and 12.5(b) of the Equity Definitions, to the extent that the composition of the consideration for the relevant Shares pursuant to a Tender Offer or Merger Event could be determined by a holder of the Shares, the Calculation Agent will determine such composition.

Nationalization, Insolvency or Delisting:
Cancellation and Payment; provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors).

Additional Disruption Events:

Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (ii) deleting the words “a party to such Transaction” in the fifth line thereof and replacing them with the words “CGMI”, (iii) replacing the word “Shares” with “Hedge Positions” in the sixth line thereof, (iv) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”, and (iv) deleting clause (Y) thereof; provided, further, that any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (A) any tax law or (B) adoption or promulgation of new regulations authorized or mandated by existing statute) or (ii) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date.

Insolvency Filing:	Applicable.

Hedging Party:	For all applicable Additional Disruption Events, CGMI.

Determining Party:	For all applicable Extraordinary Events, CGMI.

Non-Reliance:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

Additional Acknowledgments:	Applicable.

3.           Calculation Agent:

CGMI is the Calculation Agent whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner.  Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request, a report (in a commonly used file format for the storage and manipulation of data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

4.           Conditions to Effectiveness:  With respect to each Transaction, the effectiveness of such Transaction is subject to the satisfaction or waiver by CGMI of the following conditions:

(a)           The representations and warranties of Counterparty and each Credit Support Provider contained herein, in the Agreement (including as may be modified herein) and in each Credit Support Document shall be true and correct as of the Trade Date;

(b)           Counterparty and each Credit Support Provider shall have performed all of the covenants and obligations to be performed by Counterparty or such Credit Support Providers on or prior to the Trade Date hereunder, under the Agreement (including as may be modified herein) and under each Credit Support Document;

(c)           Counterparty shall have executed the related Supplemental Confirmation;

(d)           Counterparty shall have caused (i) Jerry C. Moyes and the other Members (as defined below) to deliver to CGMI, on or prior to the Trade Date, a guaranty in form and substance satisfactory to CGMI (as amended, modified, supplemented, replaced or restated, the “Guaranty”) and (ii) each Member and the manager of Counterparty to deliver to CGMI, on the Trade Date, a letter agreement in form and substance satisfactory to CGMI (as amended, modified, supplemented, replaced or restated, the “Letter Agreement”);

(e)           Counterparty shall have entered into a security agreement with CGMI on or prior to the Trade Date (as amended, modified, supplemented, replaced or restated, the “Pledge Agreement”), in form and substance satisfactory to CGMI, granting CGMI a security interest in all of Counterparty’s rights with respect to the Collateral (as defined in the Pledge Agreement) to secure the Secured Obligations (as defined in the Pledge Agreement) and shall have delivered to CGMI or its collateral agent on or prior to the Trade Date the required Collateral in the manner specified in the Pledge Agreement;

(f)           Counterparty shall have caused the Issuer to deliver an acknowledgment with respect to the Transaction in form and substance satisfactory to CGMI (as amended, modified, supplemented, replaced or restated, the “Issuer Acknowledgment”);

(g)           Counterparty shall have provided to CGMI a completed and signed Internal Revenue Service Form W-9 (or, upon the request of CGMI, a revised or successor form) and any required attachment thereto; and

(h)           CGMI shall have received an opinion of (i) Paul Hastings LLP, New York counsel to Counterparty and (ii) Barnes & Thornburg LLP, counsel to Counterparty, each Member, each in form and substance satisfactory to CGMI.

5.           Additional Representations and Warranties:

(a)           In connection with this Master Confirmation, each Supplemental Confirmation and each Transaction hereunder, each party represents and warrants to the other party on the Trade Date of each Transaction that such party is an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933, as amended (the “Securities Act”) and an “eligible contract participant” as such term is defined in the Commodity Exchange Act, as amended, by virtue of being a corporation, partnership, proprietorship, organization, trust or other entity that has total assets exceeding $10,000,000.

6.           Counterparty Representations, Warranties and Agreements:  Counterparty hereby represents and warrants to, and agrees with, CGMI on each Trade Date and any day on which it elects a Settlement Method or notifies CGMI that it elects to terminate a Transaction pursuant to “Optional Early Termination” below (unless another date or dates are specified below) as follows:

(a)           Counterparty is not entering into any Transaction hereunder or taking any action hereunder or in connection herewith “on the basis of” (as defined in Rule 10b5-1(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and neither Counterparty nor any of Counterparty’s affiliates is aware of, any material nonpublic information concerning the Shares or the business, operations or prospects of the Issuer.  “Material” information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the Issuer.

(b)           Counterparty is not entering into any Transaction or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of applicable law.

(c)           Counterparty understands and will comply with Counterparty’s responsibilities under applicable securities laws in connection with each Transaction hereunder including, but not limited to, the provisions of Section 13 and 16 of the Exchange Act.

(d)           Counterparty understands no obligations of CGMI to Counterparty hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of CGMI or any governmental agency.

(e)           Counterparty understands Counterparty’s investments in and liabilities in respect of a Transaction hereunder are not readily marketable, and Counterparty is able to bear any loss in connection with such Transaction, including the loss of Counterparty’s entire investment in such Transaction.

(f)           COUNTERPARTY UNDERSTANDS THAT ANY TRANSACTION HEREUNDER IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

(g)          Counterparty is entering into each Transaction hereunder for Counterparty’s own account and not with a view to transfer, resale or distribution and understands that such Transaction may involve the purchase or sale of a security as defined in the Securities Act and the securities laws of certain states and other jurisdictions, that any such security has not been registered under the Securities Act or the securities laws of any state or other jurisdiction and, therefore, (except for any pledge to CGMI) may not be sold, pledged, hypothecated, transferred or otherwise disposed of unless such security is registered under the Securities Act and any applicable state or other jurisdiction’s securities law, or an exemption from registration is available.

(h)          Counterparty is aware and acknowledges that CGMI, its affiliates or any entity with which CGMI hedges any Transaction hereunder may from time to time take positions in instruments that are identical or economically related to such Transaction or the Shares or have an investment banking or other commercial relationship with the Issuer.  In addition, Counterparty acknowledges that the proprietary trading and other activities and transactions of CGMI, its affiliates or any entity with which CGMI hedges any Transaction hereunder, including purchases and sales of the Shares in connection with, or in anticipation of, such Transaction, may affect the trading price of the Shares.

(i)           Counterparty will immediately inform CGMI of any changes in the information set forth herein occurring prior to the last Settlement Date of any Transaction hereunder; provided, however, that should Counterparty be in possession of material non-public information regarding the Issuer or the Shares, Counterparty shall not communicate such information to CGMI in connection with this Transaction, notwithstanding Section 6(a) or any other provision contained herein.

(j)           For the avoidance of doubt and without limiting any representation contained in Section 3(a)(iii) of the Agreement, Counterparty represents that the execution, delivery and performance of this Master Confirmation, each Supplemental Confirmation, each Credit Support Document and any other documentation relating to the Agreement to which Counterparty or any of its Affiliates is a party do not violate or conflict with any of the terms or provisions of any stockholders’ agreement, lockup agreement, registration rights agreement, confidentiality agreement or other agreement binding on Counterparty or its Affiliates or affecting Counterparty, its Affiliates or any of their respective assets.

(k)          No Transaction hereunder shall violate, after giving consideration to any applicable waivers or approvals granted to Counterparty or its Affiliates by the Issuer or any officers or directors thereof on or prior to the Trade Date, any corporate policy of the Issuer (including, but not limited to, any window period policy) or other rules or regulations of the Issuer applicable to Counterparty or any of its Affiliates.

(l)           Counterparty agrees to execute each properly completed Supplemental Confirmation promptly following receipt thereof.

(m)         Counterparty will promptly notify CGMI of the occurrence of an Event of Default under the Agreement where Counterparty is the Defaulting Party, or the occurrence of any event that with the giving of notice, the lapse of time or both would be such an Event of Default.

(n)          Counterparty was not and will not be insolvent at the time any Transaction hereunder was consummated, and was not and will not be rendered insolvent as a result thereof.  At the time of any payment to or for the benefit of CGMI, Counterparty did not intend and will not intend to incur, and did not incur and will not incur, debts that were beyond the ability of Counterparty to pay as they mature.

(o)          Counterparty is not and, after giving effect to any Transaction contemplated hereby, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)          Counterparty shall provide to CGMI a correct, completed and signed Internal Revenue Service Form W-9 (or, upon the request of CGMI, a revised or successor form) and any required attachment thereto (i) prior to the date upon which the Form previously provided becomes invalid; (ii) promptly upon the reasonable request of CGMI; and (iii) promptly upon learning that any such form previously provided by Counterparty has become obsolete, incorrect and invalid.

(q)          Counterparty is a partnership for U.S. federal income tax purposes that is a “United States person” within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended.

(r)           Exhibit A to the Operating Agreement for Cactus Holding Company, LLC, an Alaska limited liability company, made and entered into effective as of December 27, 2010 (the “Operating Agreement”) by and between Counterparty and the members who are party thereto (the “Members”) describes the membership and the percentage ownership of such members in Counterparty and is true, complete and accurate on the date hereof and any date any necessary action was taken to authorize the execution, delivery and performance of the Transaction (any such date, an “Authorization Date”).

(s)          The Jerry and Vickie Moyes Family Trust (the “JVM Trust”) has been duly appointed to act as the sole manager of Counterparty in accordance with the Operating Agreement.

(t)           Counterparty will promptly notify CGMI if, after the date hereof, (i) any “Withdrawal Event” (as defined under the Operating Agreement) occurs, (ii) a manager of Counterparty resigns, or has been removed or a new manager of Counterparty has been appointed, or there is any vacancy in the position of manager, including without limitation as a result of the termination of the JVM Trust, or (iii) any trustee of the JVM Trust or any other manager (that is formed as a trust) resigns or is removed or a new trustee of such trust is appointed or there is any vacancy occurring for any reason in the position of trustee of such trust.

(u)          Counterparty will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to any third Person (as defined in the Pledge Agreement) (including the Members’ creditors) that Counterparty is an entity with assets and liabilities distinct from those of its Members and that Counterparty is not identical with its Members or any other Person (as defined in the Pledge Agreement).  Without limiting the generality of the foregoing, Counterparty will (i) conduct its business in its own name and comply in all respects with the requirements and limitations of its corporate powers set forth in the Operating Agreement and all organizational formalities necessary to maintain its separate existence; (ii) not incur, create or assume any indebtedness other than its obligations under the Transactions or otherwise engage, directly or indirectly, in any activities other than those required under the Transactions or related to Counterparty’s performance of its obligations thereunder (for the avoidance of doubt, Counterparty shall not be considered to be indirectly involved in any activities by affiliates of Counterparty in which Counterparty has no interest and has no involvement as owner, participant, guarantor, pledgor or otherwise); provided that, notwithstanding anything in this Section 6(u)(ii) to the contrary, Counterparty may (x) engage in a financing transaction in which Counterparty acquires securities or cash to settle or terminate its obligations hereunder with CGMI’s prior written consent, which consent shall not be unreasonably withheld (it being understood that CGMI’s non-participation in the financing as lender, underwriter, or otherwise shall not be reasonable grounds for withholding such consent), (y) (1) accept Shares as distributions in respect of its equity interest in M Capital Group Investors, LLC (“M Capital”), (2) distribute such Shares to its Members or deliver such Shares to its Members as gifts, (3) accept additional Shares from its Members as equity contributions and make an equity contribution of such Shares to M Capital, in each case in accordance with the terms of the Operating Agreement and only to the extent that Counterparty does not incur, create or assume any indebtedness in connection therewith and such action is otherwise in compliance with applicable law, and (z) distribute proceeds received from this Transaction to its Members; (iii) continue to be validly existing as a limited liability company in good standing under the laws of Alaska; (iv) not, to the fullest extent permitted by law, take any action within its control to dissolve, liquidate, consolidate, merge, transfer ownership of its interests or sell substantially all its assets; (v) not commingle its funds and assets with those of any of its Members; (vi) not enter into any business transaction with any of its Members or the Issuer, except that Counterparty may (w) accept Shares as distributions in respect of its equity interest in M Capital, (x) distribute such Shares to its Members or deliver such Shares to its Members as gifts, (y) accept additional Shares from its Members as equity contributions and make an equity contribution of such Shares to M Capital, in each case in accordance with the terms of the Operating Agreement and only to the extent that Counterparty does not incur, create or assume any indebtedness in connection therewith and such action is otherwise in compliance with applicable law, and (z) distribute proceeds received from this Transaction to its Members; (vii) notify CGMI if any material amendment, alteration, or change is made to the Operating Agreement; (viii) correct any known misunderstanding regarding its separate identity; (ix) pay from its own assets all obligations of any kind incurred by Counterparty including the salaries of its own employees, agents and manager; (x) maintain financial statements and reports, corporate records, books of account, stationery, invoices and business forms separate from those of any other Person or Member and (xi) file its own tax returns and perform tax reporting as may be required under applicable law.  Neither Counterparty, on the one hand, nor any of its Members, on the other hand, will (1) guarantee the debts or obligations of the other, (2) pledge, grant a security interest in, or lien upon, its assets for the benefit of the other or (3) be responsible, or hold itself out to be responsible, for the debts or obligations of the other or the decisions or actions respecting the daily business and affairs of the other, in each case other than (y) the Guaranty and (z) the performance of the JVM Trust’s role as manager of Counterparty.

7.           Acknowledgments:  The parties hereto agree and acknowledge that:

(a)          CGMI is a “financial institution,” “swap participant” and “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”).

(b)          This Master Confirmation and each Supplemental Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder, thereunder or in connection herewith or therewith is a  “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” and “transfer” within the meaning of Section 546 of the Bankruptcy Code and any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction is a “margin payment” and “transfer” within the meaning of Section 546 of the Bankruptcy Code, (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder, thereunder or in connection herewith or therewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code and constitute “settlement payments” as defined in Section 741(8) of the Bankruptcy Code and (iii) a “master netting agreement” and each of the parties thereto is a “master netting agreement participant”, each as defined in the Bankruptcy Code.

(c)          The rights given to CGMI hereunder, under each Supplemental Confirmation, the Agreement and each Credit Support Document upon the occurrence of an Event of Default with respect to the other party constitute a “contractual right” to cause the liquidation, termination or acceleration of, and to offset or net out termination values, payment amounts and other transfer obligations under or in connection with a “securities contract” and a “swap agreement” and a “contractual right” under a security agreement or arrangement forming a part of or related to a “securities contract” and a “swap agreement,” as such terms are used in Sections 555, 560, 561, 362(b)(6) and 362(b)(17) of the Bankruptcy Code.

(d)          CGMI is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

8.           Miscellaneous:

(a)          Transfer.  Notwithstanding any provision of the Agreement to the contrary, (i) Counterparty shall be entitled to pledge all of its rights and interest in any Transaction hereunder to CGMI and (ii) CGMI shall be entitled to assign its rights and obligations hereunder and under the Credit Support Documents to make or receive cash payments and other related rights to one or more entities that are wholly-owned, directly or indirectly, by Citigroup Inc., or any successor thereto (each, a “CGMI Affiliate”); provided that Counterparty shall have recourse to CGMI in the event of the failure by a CGMI Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to CGMI shall be limited to recoupment of Counterparty’s monetary damages and Counterparty hereby waives any right to seek specific performance by CGMI of its obligations hereunder.  Such failure after any applicable grace period shall be an Additional Termination Event with the Transaction to which the failure relates as the sole Affected Transaction and CGMI as the sole Affected Party.  Counterparty shall be entitled to assign its rights and obligations hereunder with the prior written consent of CGMI.

(b)          Consent to Recording.  Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with the Agreement, this Master Confirmation and each Supplemental Confirmation and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of such party and such party’s affiliates.

(c)          Severability; Illegality.  If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Transaction shall not be invalidated, but shall remain in full force and effect.

(d)          Waiver of Trial by Jury.  EACH OF COUNTERPARTY AND CGMI HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS OR OTHER EQUITY HOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS MASTER CONFIRMATION, ANY SUPPLEMENTAL CONFIRMATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF CGMI OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

(e)          Confidentiality.  CGMI and Counterparty agree that (i) Counterparty is not obligated to CGMI to keep confidential from any and all persons or otherwise limit the use of any element of CGMI’s descriptions relating to tax aspects of the Transactions contemplated hereby and any part of the structure necessary to understand those tax aspects, and (ii) CGMI does not assert any claim of proprietary ownership in respect of such descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Counterparty.

(f)           Tax Matters.

(i)           Withholding Tax under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code (“FATCA”), or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of FATCA (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(ii)           HIRE Act.  “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any tax imposed on payments or deemed payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations or official interpretations issued thereunder.

(g)          Limit on Beneficial Ownership.  Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall CGMI be entitled to receive, or shall be deemed to receive, any Shares in connection with a Transaction if, immediately upon giving effect to such receipt of such Shares, (i) CGMI’s Beneficial Ownership would be equal to or greater than 8% of the outstanding Shares, (ii) CGMI, or any “affiliate” or “associate” of CGMI, would be an “interested stockholder” of Issuer, as all such terms are defined in Section 203 of the Delaware General Corporation Law or (iii) CGMI, CGMI Group (as defined below) or any person whose ownership position would be aggregated with that of CGMI or CGMI Group (CGMI, CGMI Group or any such person, a “CGMI Person”) under any federal, state or local laws, regulations, regulatory orders or organizational documents or contracts of Issuer that are, in each case, applicable to ownership of Shares (“Applicable Laws”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a CGMI Person, or could result in an adverse effect on a CGMI Person, under Applicable Laws, as determined by CGMI in its reasonable discretion, and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Issuer or any contract or agreement to which Issuer is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (each of clause (i), (ii) and (iii) above, an “Ownership Limitation”). If any delivery owed to CGMI hereunder is not made, in whole or in part, as a result of an Ownership Limitation, CGMI’s right to receive such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, CGMI gives notice to Counterparty that such delivery would not result in any of such Ownership Limitations being breached.  “CGMI’s Beneficial Ownership” means the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder (collectively, “Section 13”)) of Shares, without duplication, by CGMI, together with any of its affiliates or other person subject to aggregation with CGMI under Section 13 for purposes of “beneficial ownership”, or by any “group” (within the meaning of Section 13) of which CGMI is or may be deemed to be a part (CGMI and any such affiliates, persons and groups, collectively, “CGMI Group”) (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such number).  Notwithstanding anything in the Agreement, this Master Confirmation or any Supplemental Confirmation to the contrary, CGMI (or the affiliate designated by CGMI pursuant to Section 8(a) above) shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Shares that CGMI (or such affiliate) is not entitled to receive at any time pursuant to this Section 8(g), until such time as such Shares are delivered pursuant to this Section 8(g).  Nothing in this Section 8(g) shall be deemed to limit Counterparty’s right to elect Physical Settlement.

(h)          Right to Extend.   CGMI may divide a Component into additional Components and designate the Valuation Date and the Number of Shares for any Component comprised by such Transaction (and may make corresponding adjustments to the Final Disruption Date for the relevant Transaction) if CGMI determines, in its reasonable discretion, that such further division is necessary or advisable to preserve CGMI’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable CGMI or one of its affiliates to effect transactions in the Shares in connection with its hedging or hedge unwind activity hereunder in a manner that would, including as if CGMI or such an affiliate were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements or with related policies and procedures applicable to CGMI; provided that in no event may such changes result in a Scheduled Valuation Date for such Transaction that is more than 20 Exchange Business Days following the last Scheduled Valuation Date for such Transaction prior to such change.  For the avoidance of doubt, nothing in this Section 8(h) shall give CGMI the right to increase the total Number of Shares underlying any Transaction.

(i)           Indemnity and Limitation on Liability.  Counterparty agrees to indemnify and hold harmless CGMI, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (CGMI and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of (i) any material breach by the Counterparty of any provision of this Master Confirmation, any Supplemental Confirmation or the Agreement (including Counterparty’s representations and warranties), and (ii) any violation by the Counterparty of applicable laws or regulations and will reimburse any Indemnified Party for all expenses (including the reasonable counsel fees and expenses of not more than one law firm) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty.  Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from the Indemnified Party’s breach of a material term of this Master Confirmation, any Supplemental Confirmation or the Agreement, willful misconduct or gross negligence.  Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation, any Supplemental Confirmation or the Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the Indemnified Party’s breach of a material term of this Master Confirmation, any Supplemental Confirmation or the Agreement, or the Indemnified Party’s gross negligence or willful misconduct.  The provisions of this Section 8(i) shall survive completion of each Transaction contemplated by this Master Confirmation and will not limit any other indemnity Counterparty has provided to CGMI, and any assignment or transfer pursuant to this Master Confirmation and shall inure to the benefit of any permitted assignee of CGMI.  Notwithstanding any other provision herein, neither Counterparty nor CGMI will be liable for special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen.  The rights and remedies provided by this Section 8(i) shall be in addition to any rights and remedies provided by Section 11 of the Agreement, provided that the phrase “legal fees” in Section 11 of the Agreement shall be replaced with “the legal fees of not more than one law firm”.

(j)           Optional Early Termination.  By at least ten Scheduled Trading Days’ written notice to CGMI, Counterparty may elect to terminate a Transaction on a Permitted Termination Date (or any Scheduled Trading Day within two Scheduled Trading Days of such Permitted Termination Date) for such Transaction.  Counterparty acknowledges and agrees that, if it elects to terminate a Transaction pursuant to this provision, it will be deemed to repeat the representations set forth in Section 6 above.  The termination amount payable by Counterparty to CGMI shall be determined using the table attached to the relevant Supplemental Confirmation for the relevant Permitted Termination Date and shall be payable on the third Currency Business Day following notification to Counterparty of such amount.  Using the applicable Termination Stock Price and the Termination Interest Rate, the termination amount will be as set forth in the relevant table; provided that, if the exact Termination Stock Price and/or Termination Interest Rate is not set forth in the relevant table and is between two Termination Stock Prices or two Termination Interest Rates or both on the table, the amount payable shall be determined by a straight-line interpolation, with reference to the exact Termination Stock Price or Termination Interest Rate or both, as applicable, between the amounts payable set forth for the next higher Termination Stock Price or Termination Interest Rate or both, as applicable, and the next lower Termination Stock Price or Termination Interest Rate or both, as applicable (and if the exact Termination Stock Price and/or Termination Interest Rate exceeds the highest or is below the lowest Termination Stock Price and/or Termination Interest Rate in the table, the amount payable shall be extrapolated from the table by the Calculation Agent in a commercially reasonable manner).  To the extent a Potential Adjustment Event, Dividend Adjustment or Extraordinary Event, in each case that is applicable to the Transaction occurs, the Termination Stock Prices set forth in the tables attached to a Supplemental Confirmation will be adjusted in a manner consistent with the adjustment to the other terms of the Transaction resulting from such event (e.g., if there is a two-for-one stock split, each Transaction Stock Price set forth in the table will be divided by two).

“Permitted Termination Date” means a date specified as such in the tables to the relevant Supplemental Confirmation.

“Termination Stock Price” means the volume-weighted average price per Share at which CGMI effects transactions in the Shares in connection with its hedge unwind activity related to the Optional Early Termination.

“Termination Interest Rate” means, in respect of a Permitted Termination Date, a zero-coupon rate for the remaining term of the Transaction, as derived by the Calculation Agent from the mid-market USD swap curve or USD-LIBOR-BBA.

9.           Schedule Provisions:

(a)          Credit Support Documents; Credit Support Providers.  Credit Support Document means, (i) in relation to Counterparty, the Pledge Agreement, the Guaranty and, the Letter Agreement, and (ii) in relation to CGMI, none.  Credit Support Provider means, in relation to Counterparty, each Member and, in relation to CGMI, none.

(b)          Process Agent.  Counterparty appoints Capitol Services, Inc., located at 1218 Central Avenue, Suite 100, Albany, New York 12205 as its Process Agent.

(c)          Set-Off.  Section 6(f) of the Agreement is amended by replacing “payable by the Payee to the Payer” with “payable by the Payee or its Affiliates to Payer or its Affiliates”.

(d)          Additional Schedule Provisions.

(i)           “Specified Entity” means (i) in relation to Counterparty for purposes of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(v), all Affiliates, and (ii) in relation to CGMI for purposes of Section 5(a)(v), all Affiliates, and for purposes of Sections 5(a)(vi), 5(a)(vii) and 5(b)(v), none.

(ii)          “Specified Indebtedness” means an obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money secured by the Shares or any other security issued by the Issuer.

(iii)         “Specified Transaction” means any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between Counterparty or an Affiliate of Counterparty and CGMI or an Affiliate of CGMI which is not a Transaction under this Agreement.

(iv)         The “Cross-Default” provisions of Section 5(a)(vi) will apply to Counterparty.  “Threshold Amount” means USD 0 (or its equivalent in another currency).

(v)          The “Credit Event Upon Merger” provisions of Section 5(b)(v) will apply to Counterparty.

(vi)         “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) of the Agreement to all Transactions starting from the date of this Master Confirmation.

(vii)        “Affiliate” has the meaning provided in the Agreement, provided that Issuer shall not be considered an Affiliate.  For the avoidance of doubt, the parties acknowledge and agree that for purposes of the Agreement, M Capital Group Investors II, LLC and Cactus Holding Company II, LLC are Affiliates of Counterparty.

(viii)       It shall constitute an Additional Termination Event with respect to which Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transactions if Counterparty or any of its Affiliates shall have become subject to any investigation, proceeding, action or sanction of or by any governmental regulatory or self-regulatory authority, which, in any such case, the Calculation Agent determines is reasonably likely to have a material adverse effect on Counterparty or its Credit Support Providers.

(e)           Agreement to Deliver Documents.  Counterparty agrees to deliver the following documents, as applicable:

Party required to deliver	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Counterparty	Evidence of authority and specimen signatures of signatories of Counterparty and each Credit Support Provider	Upon or promptly following execution of this Master Confirmation	Yes
Counterparty
Resolutions or other documents evidencing authority of Counterparty and each Credit Support Provider to enter into this Master Confirmation, each Supplemental Confirmation and Transaction hereunder and the Credit Support Documents
		Upon or promptly following execution of this Master Confirmation	Yes
Counterparty	Copies of all organizational documents of Counterparty (including the Operating Agreement) and, if applicable, each Credit Support Provider	Upon or promptly following execution of this Master Confirmation	Yes
Counterparty	New York Process Agent Letter	Upon or promptly following execution of this Master Confirmation	Yes

10.           Notices:

Addresses for notices or
communications to CGMI:                                 Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013
Attn: James Heathcote
Telephone: 212-723-7452
Email: james.heathcote@citi.com

with a copy to:

Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013
Attn: Adam Muchnick
Telephone: 212-723-3850
Email: adam.muchnick@citi.com

Addresses for notices or
communications to Counterparty:                    Cactus Holding Company, LLC
2200 South 75th Avenue
Phoenix, AZ  85043
Attn:  Chad Killebrew and Vicki Plein
Telephone:  623-907-7388
Facsimile:  602-275-6417

with a copy to:

Scudder Law Firm, P.C., L.L.O.
411 South 13th Street
Second Floor
Lincoln, NE  68508
Attn: Earl Scudder
Telephone: 402-435-3223
Facsimile: 402-435-4239

11.           Account Details:

Payments to CGMI:	For any USD payments: Citibank, N.A. New York BIC: CITIUS33 (or ABA: 021-000-089) F/O: Citigroup Global Markets Inc. Beneficiary: 30631049 Ref: NY Swap Operations

Payments to Counterparty:	To be advised.

Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between CGMI and Counterparty with respect to any Transaction contemplated by this Master Confirmation and return to us.

Yours sincerely,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ James Heathcote
Authorized Representative

Confirmed as of the date first above written:

CACTUS HOLDING COMPANY, LLC
By: Jerry And Vickie Moyes Family Trust, its Manager

By:  /s/ Jerry C. Moyes
Name: Jerry C. Moyes
Title: Co-Trustee of the Manager

By:  /s/ Vickie Moyes
Name: Vickie Moyes
Title: Co-Trustee of the Manager

Signature Page to the Master Confirmation

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

Date:	[__________], 20[__]

To:	Cactus Holding Company, LLC 2200 South 75th Avenue Phoenix, AZ 85043
Attn:	Chad Killebrew and Vicki Plein

From:	Citigroup Global Markets Inc.
Fax No.:	212-615-8985

Reference Number:	[ ]

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Citigroup Global Markets Inc. (“CGMI”) and Cactus Holding Company, LLC (“Counterparty”) on the Trade Date specified below.  This Supplemental Confirmation is a binding contract between CGMI and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.           This Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as October 30, 2015 between CGMI and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”).  All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.           The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_________, 20__]
Prepayment Date:	[_________, 20__]
Prepayment Amount:	[__]
Letter Agreement Reference Price:	[__]
Forward Floor Price:	[__]
Forward Cap Price:	[__]
Final Disruption Date:	[_________, 20__]

For each Component of the Transaction, the Scheduled Valuation Date and Number of Shares is set forth below:

Component Number	Scheduled Valuation Date	Number of Shares
1	[ ]	[ ]
2	[ ]	[ ]
3	[ ]	[ ]

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

CITIGROUP GLOBAL MARKETS INC.

By:
Authorized Representative

Confirmed as of the date first above written:

CACTUS HOLDING COMPANY, LLC
By: Jerry And Vickie Moyes Family Trust, its Manager

By:
Name: Jerry C. Moyes
Title: Co-Trustee of the Manager

By:
Name: Vickie Moyes
Title: Co-Trustee of the Manager

Annex A – 2

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